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                                                                   EXHIBIT 10.16
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SPACE ABOVE LINE RESERVED FOR RECORDER'S USE

1.    TITLE OF DOCUMENT: DEED OF TRUST

2.    DATE OF DOCUMENT: DECEMBER 10, 2004

3.    GRANTOR(S): AMERICAN COMMERCIAL TERMINALS, LLC

4.    GRANTEE(S): NRG NEW ROADS HOLDINGS LLC, AND
                  LOUISIANA GENERATING, LLC

5.    STATUTORY MAILING ADDRESS(ES): GRANTOR: 1701 EAST MARKET STREET
                                              JEFFERSONVILLE, IN 47130

                 GRANTEE:NEW ROADS HOLDINGS LLC   LOUISIANA GENERATING,
                                                  LLC
                         112 TELLY STREET         112 TELLY STREET
                         NEW ROADS, LA 70760      NEW ROADS, LA 70760

6.    LEGAL DESCRIPTION: SEE EXHIBIT A ANNEXED TO THE DOCUMENT.

7.    REFERENCE(S) TO BOOK(S) AND PAGE(S): N/A

8.    PREPARED BY AND FOLLOWING RECORDING RETURN TO: STEVEN D. GRAHAM, ESQ.
                                                     THOMPSON COBURN LLP
                                                     ONE US BANK PLAZA
                                                     ST. LOUIS, MO 63101

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                                  DEED OF TRUST

      THIS DEED OF TRUST, Made and entered into as of the 10th day of December, 2004, by and between AMERICAN COMMERCIAL TERMINALS, LLC, a Delaware limited liability company, with an address as set forth on the cover page hereof ("GRANTOR"), and, ROBERT G. MECKFESSEL, a resident of the County of St. Louis, State of Missouri, with an address of c/o First American Title, 1600 South Brentwood, Suite 220, St. Louis, Missouri 63144 ("TRUSTEE"), and NRG NEW ROADS HOLDINGS LLC, A DELAWARE LIMITED LIABILITY COMPANY ("NRG"), having an address as set forth on the cover page hereof, and LOUISIANA GENERATING, LLC, a Delaware limited liability company ("LG"), having an address as set forth on the cover page hereof (NRGPM and LG are collectively referred to herein as the "SECURED PARTIES," and are each individually a "SECURED PARTY").

      WITNESSETH, that said Grantor, for and in consideration of the obligations and trust hereinafter described and created, and the sum of One Dollar ($1.00) to said Grantor in hand paid by the said Trustee, the receipt of which is hereby acknowledged, does by these presents GRANT, BARGAIN AND SELL, CONVEY AND CONFIRM unto the said Trustee, the following described real and personal property (the "PROPERTY") situated in the City of St. Louis, and State of Missouri, to-wit:

      SEE EXHIBIT A ATTACHED HERETO AND INCORPORATED HEREIN TOGETHER WITH ALL OF GRANTOR'S RIGHT, TITLE AND INTEREST TO ALL PERSONAL PROPERTY AND IMPROVEMENTS THEREUPON LOCATED, COMMONLY KNOWN AS THE "HALL STREET TERMINAL" AT 5500 HALL STREET, BUT SPECIFICALLY EXCLUDING ANY TUGS OR BARGES.

      TO HAVE AND TO HOLD the same, together with all appurtenances now or hereafter to the same belonging, unto the said Trustee, and to its successor or successors in this trust forever, and possession of said property is now delivered unto the said Trustee IN TRUST, however, for the following purposes:

      WHEREAS, the said Grantor, being justly obligated to perform certain obligations under (i) that certain Transportation Contract, dated December 10, 2004, and entered into by and among LG, the Burlington Northern and Santa Fe Railway Company ("BNSF") and Grantor (the "TRANSPORTATION CONTRACT"); (ii) that certain Lease dated December 10, 2004, and entered into by and between Grantor as Landlord and NRG, as designee for NRGPM, as Tenant regarding the Property (the "LEASE"); and; (iii) that certain Security Side Letter Agreement, dated December 10, 2004, and entered into by and between Grantor, American Commercial Lines LLC ("ACL"), American Commercial Barge Line LLC ("ACBL") and Secured Parties (the "SECURITY SIDE LETTER"); (iv) that certain Terminal Option Agreement (as described in the Security Side Letter) dated December 10, 2004, and entered into by and among Grantor and NRG, as designee for NRGPM, (the "TERMINAL OPTION Agreement,"); (v) that certain Operations Side Letter Agreement, dated December 10, 2004, and entered into by and between Grantor and LG (the "OPERATIONS SIDE LETTER,"); (vi) that certain Conditional Assignment of BNSF Lease, dated December 10, 2004, and entered into by and between Grantor and NRG (the "BNSF ASSIGNMENT"); (vii) that certain Conditional Assignment of City of St. Louis Lease, dated December 10, 2004, and entered into by and

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between Grantor and NRG (the "ST. LOUIS ASSIGNMENT"); and (viii) that certain
Conditional Assignment of Inter Carrier Agreement, dated December 10, 2004, and entered into by and between Grantor and NRG (the "INTERCARRIER ASSIGNMENT," collectively with the Transportation Contract, the Lease, the Security Side Letter, the Terminal Option Agreement, the Operations Side Letter, the BNSF Assignment, and the St. Louis Assignment, the "AGREEMENTS") for the benefit of the Secured Parties, as applicable.

      TO SECURE the performance of the Agreements and any final unappealed or non-appealable judgment damage claims (collectively hereafter referred to as the "OBLIGATIONS"), arising from any breach of the Agreements during the respective terms thereof, by Grantor, ACBLor ACL thereunder (collectively, "AMERICAN"), Grantor has executed this Deed of Trust, and has also agreed with said Secured Parties and their permitted assigns, to cause all taxes and assessments, general and special, to be paid whenever imposed upon said Property, and before becoming delinquent; to cause all charges made by utility companies, whether public or private, for electricity, gas, heat, water, or sewer, furnished or used in connection with the Property, or any part thereof, to be paid and before becoming delinquent; and also to keep the Property and the improvements upon said Property constantly and satisfactorily insured, until the Obligations are fully performed and/or the Agreements expire and terminate. All policies of insurance required pursuant to this Deed of Trust shall (i) contain a standard noncontributory mortgagee clause in favor of the Secured Parties, or name Secured Parties as additional insureds, (ii) be maintained throughout the term of this Deed of Trust without cost to Secured Parties (except as may be set forth in and pursuant to the Lease), and (iii) be satisfactory in form and substance to Secured Parties and shall be approved by Secured Parties as to amounts, form, risk coverage, deductibles, loss payees and insureds, it being specifically acknowledged and agreed to that Secured Parties have and do hereby approve all such matters with respect to the insurance required to be maintained by American pursuant to its financing agreements with JP Morgan Chase Bank NA and Bank of New York. If Grantor receives from any insurer any written notification or threat of any actions or proceedings regarding the non-compliance or non-conformity of the Property with any insurance requirements, Grantor shall give prompt notice thereof to Secured Parties. All proceeds paid from any casualty under any policy shall be applied directly to restoration or repair of the Property (the "RESTORATION") prior to any foreclosure hereunder. Following the commencement of foreclosure proceedings, all such proceeds may be paid directly to Trustee for the benefit of the Secured Parties.

      The Trustee may assign insurance policies to the purchaser at foreclosure and Grantor shall not be entitled to unearned premiums. Grantor also agrees promptly to pay when due all notes, and to perform all covenants, in any deed of trust prior in lien to these presents. It shall be the privilege of said Secured Parties and their permitted assigns, in case of default on the part of the said Grantor to promptly pay all taxes, effect such insurance, remove mechanics' liens and pay prior notes, as above herein provided, and in the event that the said Secured Parties, their permitted assigns or legal representatives, or the Trustee, or his successors in trust, shall expend any money to protect the title or the possession of the Property, or for such taxes, insurance, mechanics' liens, or notes, then all such money so expended shall be a new and additional principal sum of money secured by this instrument, and shall be payable on demand, and may be collected with interest thereon at the highest legal rate per annum, from

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the time of so expending the same. Failure to make such payment within fourteen
(14) days after Grantor's receipt of written demand to do so and supporting documentation to establish payment thereof by or on behalf of Secured Party as aforesaid shall be an Event of Default under this Deed of Trust and shall be cause for foreclosure.

      Said Grantor hereby covenants to (i) keep all the buildings now or hereinafter on said Property, in good repair and condition, without any liability of the Secured Parties to any person for damages, for failure to repair; nor for any mechanics' liens therefor (except as NRG may be responsible therefor under the terms of the Lease), (ii) upon damage to or destruction of the Property or any part thereof by fire or other casualty, restore, repair, replace or rebuild the Property that is damaged or destroyed to the condition necessary to allow for the continuing performance by Grantor of its obligations under the Transportation Contract, whether or not any insurance proceeds are available or sufficient for such purpose; (iii) not commit waste or permit impairment or deterioration of the Property which would prevent or materially and adversely interfere with the continuing performance of Grantor's obligations under the Transportation Contract; (iv) not cause or permit any alteration of the design or structural character of any improvement now or hereafter erected on the Property which would prevent or materially and adversely interfere with the continuing performance of Grantor's obligations under the Transportation Contract without Secured Parties' prior consent; (v) shall not remove from the Property any of the fixtures and personal property included in the Property which would prevent or materially and adversely interfere with the continuing performance of Grantor's obligations under the Transportation Contract without Secured Parties' prior consent; (vi) not initiate or acquiesce to a change in the zoning classification of the Property which would present or materially and adversely interfere with the continuing performance of Grantor's obligations under the Transportation Contract without Secured Parties' prior consent; (vii) comply with all present and future statutes, laws, rules, orders, regulations and ordinances affecting the Property, any part thereof or the use or operation thereof as necessary to allow for the continuing performance by Grantor of its obligations under the Transportation Contract, and shall comply with all obligations, covenants, conditions and restrictions applicable to Grantor which are contained in any of the Agreements; (viii) keep in place all permits, authorizations and licenses required for the operations of the Property as necessary to allow for the continuing performance by Grantor of its obligations under the Transportation Contract; and (ix) continue to operate the Property in substantially the same manner as prior to the execution of this Deed of Trust, as necessary to allow for the continuing performance by Grantor of its obligations under the Transportation Contract.

      Grantor represents, warrants and covenants to and with Secured Parties that it is lawfully seized of Parcel 1 of the Property in fee simple, and has good right and full power and authority under all applicable provisions of law and under its organizational documents to execute this Deed of Trust and to mortgage the Property; that the Property is free from all liens and security interests and to the best of Seller's knowledge, encumbrances that would prevent or materially and adversely interfere with the continuing performance of Grantor's obligations under the Transportation Contract, except for those previously approved by Secured Parties in writing as set forth in the Intercreditor Agreement dated December 10, 2004; and subject thereto, that Grantor will warrant and defend the title to the Property and the lien and priority of this Deed of Trust against all contrary claims and demands of all

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persons whomsoever, whether now existing or hereafter arising. The covenants and warranties of this paragraph shall survive foreclosure of this Deed of Trust and shall run with the land. Grantor shall not, without Secured Parties prior consent, further create, incur or suffer to exist any lien, financial encumbrance or charge on the Property or any part thereof, other than the liens and financial encumbrances previously approved by Secured Parties in writing or purchase money security interests hereafter created in connection with any replacement or improvement of, or addition to, any portion of the Property consisting of property other than realty as such portion of the Property currently exists, in the normal course of Grantor's business operations. Any contrary grant of encumbrance, not approved or permitted by the Secured Parties as aforesaid, and not cured, bonded over or released within thirty (30) days after Grantor's receipt of written demand to do so, is a default under this Deed of Trust and shall be a cause for foreclosure.

      Grantor further covenants and agrees that Grantor shall not cause or permit the presence, use, generation, manufacture, production, processing, installation, release, discharge, storage (including aboveground and underground storage tanks for petroleum or petroleum products), treatment, handling, transportation to, from or across the Property or disposal of any Hazardous Materials (as defined below) (excepting as may currently be used or present at the Property in connection with its current operations, and further excluding the safe and lawful use and storage of small quantities of Hazardous Materials customarily used in the operation and maintenance of comparable commercial properties or for normal household purposes) on or under the Property, which in any way materially and adversely affect the Property value, or which would prevent or materially and adversely interfere with the continuing performance of Grantor's obligations under the Transportation Contract. (The prohibited matters described above are referred to collectively below as "PROHIBITED ACTIVITIES OR CONDITIONS.")

      Except with respect to matters which have been previously disclosed to Secured Parties, including but not limited to the environmental reports heretofore provided, Grantor represents and warrants that it has not at any time caused or permitted any Prohibited Activities or Conditions and to the best of its knowledge, no Prohibited Activities or Conditions exist or have existed on or under the Property. Grantor shall not lease or allow the sublease of all or any portion of the Property for residential use to any tenant or subtenant that, in the ordinary course of its business, would cause, permit or exacerbate any Prohibited Activities or Conditions, and all leases and subleases shall provide that tenants and subtenants shall not cause, permit or exacerbate any Prohibited Activities or Conditions.

      Grantor represents that to the best of its knowledge, Grantor has not received, and except with respect to matters which have been previously disclosed to Secured Parties, including but not limited to the environmental reports heretofore provided, has no knowledge of the issuance of, any claim, citation or notice of any pending or threatened suits, proceedings, orders, or governmental inquiries or opinions involving the Property that allege the violation of any Hazardous Materials Law which has not been cured and which would prevent or materially and adversely interfered with the continuing performance of Grantor's obligations under the Transportation Contract ("GOVERNMENTAL ACTIONS").

      Grantor shall promptly notify Secured Parties in writing of any of the following: (i) the occurrence of any Prohibited Activity or Condition on the Property; (ii) Grantor's actual knowledge of the presence on or under any

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adjoining property of any Hazardous Materials which can reasonably be expected to have a material adverse impact on the continuing performance of Grantor's obligations under the Transportation Contract or the value of the Property, discovery of any occurrence or condition on the Property or any adjoining real property that could cause any restrictions on the ownership, occupancy, transferability or use of the Property under Hazardous Materials Law; (III) any Governmental Action; and (IV) any claim made or threatened by any third party against Grantor, Secured Parties, or the Property relating to loss or injury resulting from any Hazardous Materials. Any such notice by Grantor shall not relieve Grantor of, or result in a waiver of any obligation of Grantor under this provision. Grantor shall cooperate with any governmental inquiry with respect to the matters described in (i) through (iv) and shall comply with any governmental or judicial order which arises from any alleged Prohibited Activities or Conditions.

      Grantor shall hold harmless, defend and indemnify Secured Parties and such other "Indemnitees" (as defined in the Security Side Letter) with respect to the foregoing, to the full extent set forth in the Security Side Letter.

      The term "HAZARDOUS MATERIALS," for purposes of this provision, includes petroleum and petroleum products, flammable explosives, radioactive materials (excluding radioactive materials in smoke detectors), polychlorinated biphenyls, lead, asbestos in any form that is or could become friable, hazardous waste, toxic or hazardous substances or other related materials whether in the form of a chemical, element, compound, solution, mixture or otherwise, including, but not limited to, those materials defined as "hazardous substances," "extremely hazardous substances," "hazardous chemicals," "hazardous materials," "toxic substances," "solid waste," "toxic chemicals," "air pollutants," "toxic pollutants," "hazardous wastes," "extremely hazardous waste," or "restricted hazardous waste" by Hazardous Materials Law or regulated by Hazardous Materials Law in any manner whatsoever, but specifically excludes any such materials, the presence of which originated from the coal delivered to Grantor's Property on behalf of or at the request of the Secured Parties (for which the Secured Parties shall be solely responsible for and hold harmless, defend and indemnify American against to the same extent as aforesaid).

      The term "HAZARDOUS MATERIALS LAW," for the purposes of this provision, means all federal, state, and local laws, ordinances and regulations and standards, rules, policies and other binding governmental requirements and any court judgments applicable to Grantor or to the Property relating to industrial hygiene or to environmental or unsafe conditions or to human health including, but not limited to, those relating to the generation, manufacture, storage, handling, transportation, disposal, release, emission or discharge of Hazardous Materials, those in connection with the construction, fuel supply, power generation and transmission, waste disposal or any other operations or processes relating to the Property, and those relating to the atmosphere, soil, surface and ground water, wetlands, stream sediments and vegetation on, under, in or about the Property.

      This notice is provided pursuant to Section 432.045, R.S.Mo. As used herein, "you" means American Commercial Terminals, LLC, "us" means NRG and LG collectively, "borrower" means American Commercial Terminals, LLC, "creditor" means NRG and LG collectively, and "this writing" means this Deed of Trust. ORAL AGREEMENTS OR COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT INCLUDING PROMISES TO EXTEND

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OR RENEW SUCH DEBT ARE NOT ENFORCEABLE. TO PROTECT YOU (BORROWER) AND US
(CREDITOR) FROM MISUNDERSTANDING OR DISAPPOINTMENT, ANY AGREEMENTS WE REACH COVERING SUCH MATTERS ARE CONTAINED IN THIS WRITING, WHICH IS THE COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENT BETWEEN US, EXCEPT AS WE MAY LATER AGREE IN WRITING TO MODIFY IT.

      This Deed of Trust is intended to be a security agreement pursuant to the Uniform Commercial Code as enacted in the jurisdiction of the Property, as amended from time to time (the "UCC"). Grantor hereby grants a security interest in the Property to the extent that such Property may be subject to a security interest pursuant to the UCC. For the purposes of the security agreement and related financing statements, the "debtor" is Grantor, the "secured party" is Secured Parties. Grantor hereby authorizes Secured Parties (and Secured Parties' representatives and agents) to file financing statements (and amendments thereto) relating to the Property, the form and substance of which shall be as reasonably agreed to by all the parties hereto. Secured Parties shall pay all costs of filing such financing statements and termination and any extensions, renewals, amendments and releases thereof, and shall pay all reasonable costs and expenses of any record searches for financing statements Secured Parties may reasonably require. The form and substance of any financing statement filed with respect to this Deed of Trust shall be as required by law and consistent with the terms hereof. Grantor represents and warrants to Secured Parties that the exact legal name of Grantor and Grantor's state of incorporation or organization are as set forth in Grantor's records provided to Secured Parties and that its chief executive office is located at the address first set forth above. Without the prior written consent of Secured Parties (and except as otherwise permitted above), Grantor shall not create or suffer to be created pursuant to the UCC any other security interest in said items, including replacements and additions thereto. Grantor shall also first notify Secured Parties if Grantor shall (i) change its legal name; or (ii) change its state of organization; or (iii) change the location of its chief executive office. Upon the occurrence and continuation of a "Trigger Event" (as defined in the Security Side Letter), Secured Parties shall (subject to the terms of the Intercreditor Agreement) have the remedies of a secured party under the UCC and, at Secured Parties' option, may also invoke the remedies provided in this Deed of Trust as to such items. Subject thereto, in exercising any of said remedies, Secured Parties may proceed against the items of real property and any items of personal property specified above as part of the Property separately or together and in any order whatsoever, without in any way affecting the availability of Secured Parties' remedies under the UCC or of the remedies provided in this Deed of Trust. With respect to any term used in this Deed of Trust that is defined in either (i) Article 9 of the UCC ("ARTICLE 9") as in force in the jurisdiction of the Property in which this Deed of Trust was signed by the Grantor at the time that it was signed, or (ii)
Article 9 as in force at any relevant time in the jurisdiction in which a financing statement for the Property is filed, the meaning to be ascribed thereto with respect to any particular item of the property shall be that under the more encompassing of the two definitions.

      This Deed of Trust constitutes and is filed as a fixture filing under the UCC covering the Property which now or in the future consists of goods comprising part of the Property which are or are to become fixtures upon the subject real estate. For the purposes of this fixture filing and the filing of this Deed of Trust as a financing

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statement, the "debtor" is Grantor, the "secured party" is Secured Parties, and the real estate upon which the fixtures and/or other items are located is the land described in Exhibit A. The Grantor's state of organization is as first listed above.

      Grantor hereby assigns and transfers to Trustee all of Grantor's right, title and interest in and to all leases and rents from the Property, including all present and future leases and rental agreements, for the purpose of securing performance of the Obligations, this Deed of Trust and any other agreements at any time securing the Obligations. This assignment may be enforced by Trustee at any time during the existence of an Event of Default hereunder, without regard to the adequacy of the security hereof or the solvency of Grantor, by any one or more of the following methods: (i) the appointment of a receiver; (ii) Trustee's taking possession of the Property; (iii) the obtaining of an injunction; and
(iv) any other method permitted by law. This assignment shall constitute a perfected, absolute and present assignment; provided, however, that Grantor shall have the right to collect the rents and to retain, use and enjoy the same and all of the Property in all respects, unless and until an Event of Default occurs hereunder. Receipt by Trustee of rents or other income shall not constitute a waiver of any right that Trustee may enjoy under this Deed of Trust or under the laws of the State of Missouri. There shall be no merger of the leasehold estates, created by the leases, with the fee estate of the Property without the prior written consent of Trustee.

      Trustee shall not be obligated to perform or discharge any obligation, duty or liability under any lease or under or by reason of this assignment, and Grantor shall and does hereby agree to indemnify and to hold Trustee and Trustee harmless from any liability, loss or damage that it might incur under any lease or under or by reason of this assignment and from any claims and demands whatsoever that may be asserted against it by reason of any alleged obligations on Trustee's part. Unless otherwise specified by Trustee in writing, all future leases for the use or occupancy of all or any part of the Property shall be subordinate to the lien of this Deed of Trust. All rents or income derived from the Property that are collected by Trustee, its agent or a receiver each month shall be applied in Trustee's sole, but reasonable, discretion.

      All proceeds or awards granted as the result of any eminent domain or condemnation action prior to any foreclosure hereof shall be paid to and belong solely to Grantor. Any such amounts paid or granted after the foreclosure hereof shall be paid directly to Trustee for the benefit of the Secured Parties.

      NOW, THEREFORE, if the said American entities shall well and truly perform its obligations under the Agreements, or cause to be performed, unto the Secured Parties, and shall well and truly keep and perform all and singular the several covenants hereinbefore set forth, then this trust shall cease and be void, and the property hereinbefore conveyed shall be released at the cost of the said Grantor; but if the Obligations under the Agreements, or any part thereof, be not so performed, according to the tenor of the same and subject to any applicable notice and cure provisions, or if, there be any Trigger Event, as described in the Security Side Letter Agreement referenced above, or if said taxes, general and special, be not promptly paid when due, or if default be made in due fulfillment of said covenants and Agreements, or any of them, all as further set forth above, (individually an "EVENT OF DEFAULT"), then this conveyance shall remain in force, and said Trustee, whether acting in person or by attorney in fact, appointed by instrument in writing, or, in case of death or absence from the

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country or any other disability, or refusal to act, then said Trustee, may proceed to sell the Property hereinbefore conveyed, or any part thereof, at public vendue, or outcry, at the front door of Court House (or other customary location for such sales), in said City of St. Louis and State of Missouri, to the highest bidder for cash, first giving the notice required by the laws of Missouri in respect to exercising power of sale under mortgages and deeds of trust then in effect, and upon such sale shall execute a deed in fee simple of Parcel 1 of the Property sold, together with such assignment of leasehold interests with respect to the leasehold interests described herein as Parcel 2 and Parcel 3 of the Property, if any, as may be required by law to transfer the same and consummate the foreclosure and power of sale transactions contemplated hereby with respect to the entire Property, to the purchaser or purchasers thereof, and shall receive the proceeds of such sale, out of which said Trustee shall pay first, the cost and expense of executing this Trust, including lawful compensation of said Trustee; and next, shall repay to any person or persons who may or shall, under the covenants hereinbefore set forth, have advanced or paid any money for taxes, mechanics' liens, insurance or prior notes, as above provided, all sums so by said persons advanced and not already repaid, together with interest thereon at the highest legal rate per annum from date of such advance, until the day of payment; and, next, the amount unpaid on the then existing Obligations, if any, secured hereby, together with the interest accrued thereon, and next the amount due on junior encumbrances, and the balance to the Grantor, or its assigns or legal representatives. Each time that it shall become necessary to insert an advertisement for foreclosure and sale is not had, then the Trustee shall be entitled to receive the sum of $150.00 for services and the amount of all advertising charges from Grantor. The Trustee hereby lets said Property to the said Grantor and assigns, until this instrument be released and satisfied, or until a sale be made under the provisions of this Deed of Trust, upon the following terms, to-wit: The said Grantor, and every and all persons claiming or possessing such Property or any part thereof, shall pay rent therefor during said term at one cent per month, payable upon demand, and shall and will surrender peaceable possession of said Property, and any and every part thereof sold under said provisions to said Trustee, or purchaser thereof under such sale, within ten days after the date of such sale, and without notice or demand therefor.

      PROVIDED, HOWEVER, that nothing in this Deed shall be so construed as to prevent the Secured Parties to have and to take every legal step and means to enforce performance of American's obligations under the Agreements, without having first caused the execution of the Trust herein created.

      The said Trustee covenants faithfully to perform and fulfill the trusts herein created, being liable, however, only for willful negligence or misconduct. The Trustee may resign at any time by written instrument to that effect delivered to the Secured Parties. The Secured Parties shall be entitled to remove, at any time and from time to time, the Trustee or any subsequent trustee hereunder for any or no reason. In case of the death, removal, resignation, refusal to act or otherwise being unable to act of the Trustee named as trustee hereunder, the Secured Parties shall be entitled to select and appoint a successor trustee hereunder by an instrument duly executed, acknowledged and recorded in the manner and form for conveyances of real estate in the State where the real estate is located. Upon the execution and acknowledgment of the appointment of a successor trustee, such successor trustee shall succeed to the Trustee named as trustee hereunder and to all of the rights, powers, duties, obligations and estate of said Trustee as trustee as if specifically named herein, provided no defect or irregularity

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in the resignation or removal of said Trustee or in the appointment of a successor trustee or in the execution and recording of such instrument shall affect the validity of said resignation, removal or appointment or any act or thing done by such successor trustee pursuant thereto. It shall not be required that any such appointment of a successor trustee be recorded prior to the commencement of the publication of any notice of a trustee's sale. The recording of an appointment of a successor trustee after publication of a trustee's sale hereunder is hereby authorized, and any such recording shall not affect the validity of any trustee's sale conducted thereafter. A Trustee shall not be disqualified from acting as the trustee hereunder or from performing any of the duties of the trustee, or from exercising the rights, powers and remedies herein granted, by reason of the fact that trustee is an officer employee, stockholder or subsidiary of either Secured Party, Grantor hereby expressly consenting to the Trustee acting as a trustee hereunder irrespective of the fact that such Trustee might be otherwise disqualified for any of the foregoing reasons, and that any interest which Trustee or any successor trustee or any successor shall have or may acquire in the Property encumbered hereby, shall neither interfere with nor prevent such party from acting as trustee hereunder or from purchasing said Property at said sale or sales, and all parties waive any objection to any Trustee acting as trustee hereunder having or acquiring any such interest in the Property encumbered hereby and continuing to act as trustee hereunder.

                     [REMAINDER OF PAGE INTENTIONALLY BLANK]

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      IN WITNESS WHEREOF, the said Grantor has executed these presents as of the day and year first above written.

                                             GRANTOR
                                             AMERICAN COMMERCIAL TERMINALS, LLC

                                             By: /s/ W. N. Whitlock
                                                 -------------------------------
                                             Printed Name: W. N. Whitlock
                                             Title: President

                                             TRUSTEE

                                             By: ______________________________
                                             Printed Name: ____________________
                                             Title: ___________________________

                                             SECURED PARTY
                                             NRG NEW ROADS HOLDINGS, LLC

                                             By: /s/ John P. Brewster
                                                 -------------------------------
      [SEAL]                                 Printed Name: John P. Brewster
                                             Title: President

                                             SECURED PARTY
                                             LOUISIANA GENERATING, LLC

                                             By: /s/ John P. Brewster
                                                 -------------------------------
                                             Printed Name: John P. Brewster
                                             Title: President

STATE OF INDIANA   )
                   ) ss.
COUNTY OF CLARK    )

      On this 10 day of December, 2004, before me appeared W. N. Whitlock, to me personally known, who, being by me duly sworn, did say that he/she/they is/are the manager(s)/managing member(s) of AMERICAN COMMERCIAL TERMINALS, LLC, a Delaware limited liability company, and that said instrument was signed in behalf of said limited liability company, and that said W. N. Whitelock acknowledged said instrument to be his/her/their free act and deed and the free act and deed of said limited liability company.

      IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal in the County and State aforesaid, the day and year first above written.

                                             /s/ KAREN R WELSH
(SEAL)                                       ----------------------------------
                                                       Notary Public

My term expires December 12, 2007                      KAREN R WELSH
                                                NOTARY PUBLIC STATE OF INDIANA
                                                        CLARK COUNTY
                                                MY COMMISSION EXP. DEC. 12, 2007

STATE OF _______________ )
                         )
COUNTY OF ______________ )

      On this _______ day of ____________, 200__, before me personally appeared _____________________, to me personally known, who, being by me duly sworn, did say that he is the Trustee of ______________________________, a ______________
corporation, and that the seal affixed to the foregoing instrument is the corporate seal of said corporation, and that said instrument was signed and sealed on behalf of said corporation by authority of its Board of Directors; and said ___________________________ acknowledged said instrument to be the free act and deed of said corporation.

      IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed my official seal in the County and State aforesaid, the day and year first above written.

                                                  ___________________________
                                                          Notary Public

My Commission Expires:

STATE OF NEW JERSEY      )
                         )
COUNTY OF MERCER         )

      On this 10th day of December, 2004 , before me personally appeared John
P. Brewster, to me personally known, who, being by me duly sworn, did say that he/SHE/THEY is/ARE THE MANAGER(S)/MANAGING MEMBER(S) OF NRG NEW ROADS HOLDINGS, LLC, A DELAWARE LIMITED LIABILITY COMPANY, and that said instrument was signed IN behalf of said LIMITED LIABILITY COMPANY, AND THAT SAID John P. Brewster acknowledged said instrument to be HIS/HER/THEIR FREE ACT AND DEED AND the free act and deed of said LIMITED LIABILITY COMPANY.

      IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed my official seal in the County and State aforesaid, the day and year first above written.

                                                  /s/ Deborah R. Fry
                                                  -------------------------
                                                      Notary Public

My Commission Expires:

         DEBORAH R. FRY
 A Notary Public Of New Jersey
My Commission Expires 10/23/2006
                                       11

STATE OF NEW JERSEY )
                    ) ss.
COUNTY OF MERCER    )

      On this 10th day of December, 2004, before me appeared John P. Brewster
, to me personally known, who, being by me duly sworn, did say that he/she/they is/are the manager(s)/managing member(s) of LOUISIANA GENERATING, LLC, a Delaware limited liability company, and that said instrument was signed in behalf of said limited liability company, and that said John P. Brewster acknowledged said instrument to be his/her/their free act and deed and the free act and deed of said limited liability company.

      IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal in the County and State aforesaid, the day and year first above written.

                 DEBORAH R. FRY                  /s/ Deborah R. Fry
(SEAL)    A Notary Public Of New Jersey          ------------------------------
        My Commission Expires 10/23/2006                 Notary Public

My term expires

                                    EXHIBIT A

                         LEGAL DESCRIPTION OF PROPERTY

PARCEL 1:

LEGAL DESCRIPTION:

            A tract of land being Part of Block 3470 of the City of St Louis, Missouri, and described as follows:

            Beginning at a point on the Northeastern line of Hall Street, 80.00 feet wide, at the most Western corner of property conveyed to All American Redevelopment Corporation by deed recorded in Book 56M, Page 145 of the St. Louis City Records; thence along the said Northeastern Street line North 34 degrees 34 minutes 43 seconds West, 2049.40 feet to the most Southern corner of property conveyed to Smith's Terminals Corporation by Deed recorded in Book 8845, Page 100 of the St. Louis City Records; thence along the Southeastern line of said Smith's Terminals property and its direct prolongation Northeastwardly North 55 degrees 54 minutes 09 seconds East, 883.61 feet to a point, said point being radial distant Southwestwardly 15.00 feet from the centerline of Track #33 of the Burlington Northern Inc.; thence leaving said point and running Southeastwardly and parallel to said track South 28 degrees 11 minutes 04 seconds East, 43.77 feet to a point of curve; thence continuing Southeastwardly and parallel to said track along a curve to the left having a radius of 997.64 feet, an arc distance of 276.59 feet to a point of tangency; thence continuing Southeastwardly and parallel to said track South 44 degrees 04 minutes 10 seconds East, 3013.65 feet to a point of curve; thence departing from said Track #33 and running Southwardly along a curve to the right having a radius of 484.06 feet, an arc distance of
      381.95 feet to a point of tangency, said curve being radial distant Westwardly 15.00 feet from the centerline of Track #217 of the Burlington Northern Inc.; thence continuing Southwardly and parallel to said track South 1 degree 08 minutes 25 seconds West, 95.33 feet to a point of curve; thence continuing Southwardly along a curve to the left having a radius of
      500.05 feet, an arc distance of 259.11 feet to a point on the Northwestern line of East Prairie Avenue, 60.00 feet wide; thence along said Northwestern line South 55 degrees 52 minutes 02 seconds West, 248.70 feet to a point; thence leaving said Northwestern line of East Prairie Avenue and running North 34 degrees 12 minutes 58 seconds West, 414.42 feet and South 55 degrees 52 minutes 02 seconds West, 131.26 feet to a point, said point being radial distant Northeastwardly 15.00 feet from the centerline of Track #229 of the Burlington Northern Inc.; thence leaving said point and running Northwestwardly and parallel to said track along a curve to the left having a radius of 385.78 feet, an arc distance of 16.75 feet (the chord bearing and length of which is North 49 degrees 52 minutes 44 seconds West, 16.75 feet) to a point of tangency; thence continuing Northwestwardly and parallel to said Track North 51 degrees 07 minutes 23 seconds West, 37.38 feet to a point of

LEGAL DESCRIPTION CONTINUED:

      curve; thence continuing Northwestwardly and parallel to said track along a curve to the right having a radius of 518.77 feet, an arc distance of
      153.44 feet to a point of tangency, said point also being perpendicular distant Northeastwardly 15.00 feet from the center line of Track #228 of the Burlington Northern Inc.; thence Northwestwardly and parallel to said track North 34 degrees 10 minutes 33 seconds West, 348.56 feet to a point of curve; thence continuing Northwestwardly and parallel to said track along a curve to the right having a radius of 432.40 feet an arc distance of 51.56 feet to a point of tangency; thence Northwestwardly and parallel to said track North 27 degrees 20 minutes 40 seconds West, 31.58 feet to a point of curve; thence continuing Northwestwardly and parallel to said track along a curve to the left having a radius of 462.40 feet an arc distance of 55.69 feet to a point of tangency; thence Northwestwardly and parallel to said track North 34 degrees 14 minutes 40 seconds West, 792.97 feet to a point of curve; thence continuing Northwestwardly and parallel to said track along a curve to the right having a radius of 381.20 feet, an arc distance of 22.96 feet (the chord bearing and length of which is North 32 degrees 31 minutes 09 seconds West, 22.95 feet) to a point on the direct prolongation Northeastwardly of the Northwestern line of property conveyed to All American Redevelopment Corporation, as aforementioned; thence along the last mentioned line South 55 degrees 49 minutes 17 seconds West, 756.84 feet to the point of beginning and containing 69.445 acres, more or less.

            EXCEPTING THEREFROM the following described tract of land:

            Commencing at a point on the Northeastern line of Hall Street, 80.00 feet wide, at the most Western corner of property conveyed to All American Redevelopment Corporation by Deed recorded in Book 56M, Page 145 of the St. Louis City Records; thence along the Northwestern line of the last mentioned property and its direct prolongation Northeastwardly North 55 degrees 49 minutes 17 seconds East, 726.79 feet to a point, said point being radial distant 15.00 feet from the center line of Track #228 of the Burlington Northern Inc. and the point of beginning of the herein described tract of land; thence leaving said point and running Northwardly and parallel to said track along a curve to the right having a radius of
      411.20 feet, an arc distance of 341.37 feet (the chord bearing and length of which is North 7 degrees 15 minutes 29 seconds West, 331.65 feet) to a point of tangency; thence Northeastwardly and parallel to said

LEGAL DESCRIPTION CONTINUED:

      track North 16 degrees 31 minutes 30 seconds East, 56.66 feet to a point of curve; thence Northwestwardly and parallel to said track along a curve to the left having a radius of 381.20 feet, an arc distance of 403.15 feet to a point of tangency, said point also being perpendicular distant Southwestwardly 15.00 feet from the center line of Track #33 of the Burlington Northern Inc.; thence Southeastwardly and parallel to said track south 44 degrees 04 minutes 10 seconds East, 154.18 feet to a point; thence departing from said Track #33 and running Southwardly along a curve to the right having a radius of 411.20 feet an arc distance of 276.83 feet to a point of tangency, said curve being radial distant Westwardly 15.00 feet from the center line of Track #228, as aforementioned; thence Southwestwardly and parallel to said track south 16 degrees 31 minutes 30 seconds West, 56.66 feet to a point of curve; thence Southeastwardly and parallel to said track along a curve to the left having a radius of 381.20 feet an arc distance of 314.82 feet (the chord bearing and length of which is South 7 degrees 08 minutes 04 seconds East, 305.95 feet) to a point on the direct prolongation Northeastwardly of the Northwestern line of property conveyed to All American Redevelopment Corporation, as aforementioned; thence along the last mentioned line South 55 degrees 49 minutes 17 seconds West, 30.05 feet to the point of beginning.

                                   EXHIBIT B

1. Easement granted to Metropolitan St. Louis Sewer District recorded in Book 8546 Page 428.

2. Rights reserved by the City of St. Louis to forever maintain, replace and prepare all water pipes now existing in the streets and alleys vacated under provisions of Ordinance Number 16017, of the City of St. Louis, approved March 10, 1891.

3. Easement over a strip of land 60 feet wide in former Adelaide Street granted to Shell Oil Company, Incorporated according to instrument dated March 15, 1947 and recorded in Book 6610 Page 586, as amended by instrument dated November 26, 1947 and recorded in Book 6667 Page 215.

4. Easement granted to Metropolitan St. Louis Sewer District by Chicago, Burlington & Quincy Railroad Company dated February 1, 1968 for a sewer line across the Southerly 15 feet of the premises herein conveyed

5. All other easements, if any, for sewer, water, gas, power and communications line, and drainage ditches or otherwise that are of public record or that may be discovered by an accurate engineering survey and by visual inspection of the premises herein conveyed.

6. Reservation of easements and rights according to the instrument recorded in Book 126M, Page 1277.

7.    Easement to Union Electric Company recorded in Book 154M Page 863.

PARCEL 2: Grantor's leasehold interest pursuant to that certain Lease dated as of August 17, 1976 between Burlington Northern, Inc., a Delaware corporation (as "Landlord") and ACBL Western, Inc., a Delaware corporation and predecessor in interest to Grantor (as "Tenant").

PARCEL 3: Grantor's leasehold interest pursuant to that certain Lease dated as of June 12, 1985 between the City of St. Louis, Missouri (as "Landlord") and Grantor (as "Tenant").

                              GENERAL WARRANTY DEED

            This General Warranty Deed (this "Deed"), dated as of June 30, 1998, is made and entered into by and between American Commercial Marine Service LLC, a Delaware limited liability company ("Grantor"), successor by merger to American Commercial Marine Service Company, a Delaware corporation, formerly known as American Commercial Terminals, Inc., formerly known as ACBL Western, Inc., whose address is 1701 "East Market Street, Jeffersonville, Indiana 47131-0610, and American Commercial Terminals LLC, a Delaware limited liability company ("Grantee"), whose address is 1701 East Market Street, Jeffersonville, Indiana 47131-0610.

                                   WITNESSETH:

            Grantor, for and in consideration of the sum of One Dollar ($1.00) and other good and valuable consideration paid by Grantee, the receipt and sufficiency of which are hereby acknowledged, does by these presents GRANT, BARGAIN AND SELL, CONVEY AND CONFIRM unto Grantee, the real estate (the "Real Estate") situated in the City of St. Louis, and State of Missouri, and described on Exhibit A attached hereto and incorporated herein by this reference, subject to the exceptions listed on Exhibit B attached hereto and incorporated herein by this reference.

            TO HAVE AND TO HOLD the Real Estate, together with all rights and appurtenances to the same belonging, unto Grantee, and to the successors and assigns of Grantee forever. Grantor hereby covenants that it and its successors will WARRANT AND DEFEND the title to the Real Estate unto Grantee and Grantee's successors and assigns forever, against the lawful claims of all persons whomsoever, excepting, however, general taxes and assessments for the calendar year 1998 and thereafter, and special taxes becoming a lien after the date of this Deed.

            IN WITNESS WHEREOF, Grantor has executed and delivered this Deed as of the day and year first above written.

                                  "GRANTOR"

                                  American Commercial Marine Service LLC,
                                  a Delaware limited liability company

                                  By: /s/ Michael Khouri
                                      ------------------------------------
                                  Printed Name: Michael Khouri
                                  Title: Senior Vice President

Grantee hereby accepts the foregoing conveyance of the Real Estate as of the day first above written.

                                  "GRANTEE"

                                  American Commercial Terminals LLC, a Delaware limited liability company

                                  By: /s/ Michael Khouri
                                      ------------------------------------
                                  Printed Name: Michael Khouri
                                  Title: Senior Vice President

STATE OF NEW YORK  )
                   )SS.
COUNTY OF NEW YORK )

      On this 30 day of June 1998, before me appeared Michael Khouri to me personally known, who, being by me duly sworn did say that he is the Senior Vice President of American Commercial Marine Service LLc, a Delaware limited liability company, and that said instrument was signed in behalf of said limited liability company by authority of its members, and said Senior Vice President acknowledged said instrument to be the free act and deed of said limited liability company.

      IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed my official seal in the County and State aforesaid, the day and year first above written.

                                            /s/ Diane C. Skudin
                                            --------------------------------
                                            Notary Public

MY Commission Expires:___________

                                                    DIANE C. SKUDIN
                                            Notary Public, State of New York
                                                     No.018K4828725
                                               Qualified in Nassau County
      STATE OF NEW YORK    )              Certificate Filed in New York County
                           )SS.            Commission Expires April 30, 1999
      COUNTY OF NEW YORK   )

      On this 30 day of June 1998, before me appeared Michael Khouri to me personally known, who, being by me duly sworn did say that he is the Senior Vice President of American Commercial Terminals LLC, a Delaware limited liability company, and that said instrument was signed in behalf of said limited liability company by authority of its members, and said Senior Vice President acknowledged said instrument to be the free act and deed of said limited liability company.

      IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed my official seal in the County and State aforesaid, the day and year first above written.

                                            /s/ Diane C. Skudin
                                            --------------------------------
                                            Notary Public

     My Commission Expires: _____________

                                                    DIANE C. SKUDIN
                                            Notary Public, State of New York
                                                     No.018K4828725
                                               Qualified in Nassau County
                                          Certificate Filed in New York County
                                           Commission Expires April 30, 1999

                                    EXHIBIT A

LEGAL DESCRIPTION:

            A tract of land being Part of Block 3470 of the City of St Louis, Missouri, and described as follows:

            Beginning at a point on the Northeastern line of Hall Street, 80.00 feet wide, at the most Western corner of property conveyed to All American Redevelopment Corporation by deed recorded in Book 56M, Page 145 of the St. Louis City Records; thence along the said Northeastern Street line North 34 degrees 34 minutes 43 seconds West, 2049.40 feet to the most Southern corner of property conveyed to Smith's Terminals Corporation by Deed recorded in Book 8845, Page 100 of the St. Louis City Records; thence along the Southeastern line of said Smith's Terminals property and its direct prolongation Northeastwardly North 55 degrees 54 minutes 09 seconds East, 883.61 feet to a point, said point being radial distant Southwestwardly 15.00 feet from the centerline of Track #33 of the Burlington Northern Inc.; thence leaving said point and running Southeastwardly and parallel to said track South 28 degrees 11 minutes 04 seconds East, 43.77 feet to a point of curve; thence continuing Southeastwardly and parallel to said track along a curve to the left having a radius of 997.64 feet, an arc distance of 276.59 feet to a point of tangency; thence continuing Southeastwardly and parallel to said track South 44 degrees 04 minutes 10 seconds East, 3013.65 feet to a point of curve; thence departing from said Track #33 and running Southwardly along a curve to the right having a radius of 484.06 feet, an arc distance of
      381.95 feet to a point of tangency, said curve being radial distant Westwardly 15.00 feet from the centerline of Track #217 of the Burlington Northern Inc.; thence continuing Southwardly and parallel to said track South 1 degree 08 minutes 25 seconds West, 95.33 feet to a point of curve; thence continuing Southwardly along a curve to the left having a radius of
      500.05 feet, an arc distance of 259.11 feet to a point on the Northwestern line of East Prairie Avenue, 60.00 feet wide; thence along said Northwestern line South 55 degrees 52 minutes 02 seconds West, 248.70 feet to a point; thence leaving said Northwestern line of East Prairie Avenue and running North 34 degrees 12 minutes 58 seconds West, 414.42 feet and South 55 degrees 52 minutes 02 seconds West, 131.26 feet to a point, said point being radial distant Northeastwardly 15.00 feet from the centerline of Track #229 of the Burlington Northern Inc.; thence leaving said point and running Northwestwardly and parallel to said track along a curve to the left having a radius of 385.78 feet, an arc distance of 16.75 feet (the chord bearing and length of which is North 49 degrees 52 minutes 44 seconds West, 16.75 feet) to a point of tangency; thence continuing Northwestwardly and parallel to said Track North 51 degrees 07 minutes 23 seconds West, 37.38 feet to a point of

LEGAL DESCRIPTION CONTINUED:

      curve; thence continuing Northwestwardly and parallel to said track along a curve to the right having a radius of 518.77 feet, an arc distance of
      153.44 feet to a point of tangency, said point also being perpendicular distant Northeastwardly 15.00 feet from the center line of Track #228 of the Burlington Northern Inc.; thence Northwestwardly and parallel to said track North 34 degrees 10 minutes 33 seconds West, 348.56 feet to a point of curve; thence continuing Northwestwardly and parallel to said track along a curve to the right having a radius of 432.40 feet an arc distance of 51.56 feet to a point of tangency; thence Northwestwardly and parallel to said track North 27 degrees 20 minutes 40 seconds West, 31.58 feet to a point of curve; thence continuing Northwestwardly and parallel to said track along a curve to the left having a radius of 462.40 feet an arc distance of 55.69 feet to a point of tangency; thence Northwestwardly and parallel to said track North 34 degrees 14 minutes 40 seconds West, 792.97 feet to a point of curve; thence continuing Northwestwardly and parallel to said track along a curve to the right having a radius of 381.20 feet, an arc distance of 22.96 feet (the chord bearing and length of which is North 32 degrees 31 minutes 09 seconds West, 22.95 feet) to a point on the direct prolongation Northeastwardly of the Northwestern line of property conveyed to All American Redevelopment Corporation, as aforementioned; thence along the last mentioned line South 55 degrees 49 minutes 17 seconds West, 756.84 feet to the point of beginning and containing 69.445 acres, more or less.

            EXCEPTING THEREFROM the following described tract of land:

            Commencing at a point on the Northeastern line of Hall Street, 80.00 feet wide, at the most Western corner of property conveyed to All American Redevelopment Corporation by Deed recorded in Book 56M, Page 145 of the St. Louis City Records; thence along the Northwestern line of the last mentioned property and its direct prolongation Northeastwardly North 55 degrees 49 minutes 17 seconds East, 726.79 feet to a point, said point being radial distant 15.00 feet from the center line of Track #228 of the Burlington Northern Inc. and the point of beginning of the herein described tract of land; thence leaving said point and running Northwardly and parallel to said track along a curve to the right having a radius of
      411.20 feet, an arc distance of 341.37 feet (the chord bearing and length of which is North 7 degrees 15 minutes 29 seconds West, 331.65 feet) to a point of tangency; thence Northeastwardly and parallel to said

LEGAL DESCRIPTION CONTINUED:

      track North 16 degrees 31 minutes 30 seconds East, 56.66 feet to a point of curve; thence Northwestwardly and parallel to said track along a curve to the left having a radius of 381.20 feet, an arc distance of 403.15 feet to a point of tangency, said point also being perpendicular distant Southwestwardly 15.00 feet from the center line of Track #33 of the Burlington Northern Inc.; thence Southeastwardly and parallel to said track south 44 degrees 04 minutes 10 seconds East, 154.18 feet to a point; thence departing from said Track #33 and running Southwardly along a curve to the right having a radius of 411.20 feet an arc distance of 276.83 feet to a point of tangency, said curve being radial distant Westwardly 15.00 feet from the center line of Track #228, as aforementioned; thence Southwestwardly and parallel to said track south 16 degrees 31 minutes 30 seconds West, 56.66 feet to a point of curve; thence Southeastwardly and parallel to said track along a curve to the left having a radius of 381.20 feet an arc distance of 314.82 feet (the chord bearing and length of which is South 7 degrees 08 minutes 04 seconds East, 305.95 feet) to a point on the direct prolongation Northeastwardly of the Northwestern line of property conveyed to All American Redevelopment Corporation, as aforementioned; thence along the last mentioned line South 55 degrees 49 minutes 17 seconds West, 30.05 feet to the point of beginning

                                    EXHIBIT B

1. Easement granted to Metropolitan St. Louis Sewer District recorded in Book 8546 Page 428.

2. Rights reserved by the City of St. Louis to forever maintain, replace and prepare all water pipes now existing in the streets and alleys vacated under provisions of Ordinance Number 16017, of the City of St. Louis, approved March 10, 1891.

3. Easement over a strip of land 60 feet wide in former Adelaide Street granted to Shell Oil Company, Incorporated according to instrument dated March 15, 1947 and recorded in Book 6610 Page 586, as amended by instrument dated November 26, 1947 and recorded in Book 6667 Page 215.

4. Easement granted to Metropolitan St. Louis Sewer District by Chicago, Burlington & Quincy Railroad Company dated February 1, 1968 for a sewer line across the Southerly 15 feet of the premises herein conveyed

5. All other easements, if any, for sewer, water, gas, power and communications line, and drainage ditches or otherwise that are of public record or that may be discovered by an accurate engineering survey and by visual inspection of the premises herein conveyed.

6. Reservation of easements and rights according to the instrument recorded in Book 126M, Page 1277.

7.    Easement to Union Electric Company recorded in Book 154M Page 863.

                             Indefinite Term Lease
                                   No. 222,839

      THIS LEASE made this 17th day of August, 1976 between BURLINGTON NORTHERN INC., a Delaware corporation, hereinafter called "Lessor", and ACBL WESTERN, INC., a Delaware corporation,

whose post office address is 1701 East Market Street, Jeffersonville, Indiana 47130 hereinafter called "Lessee",

      WITNESSETH:

      In consideration of the covenants hereinafter contained to be kept and performed by Lessee, Lessor hereby leases to Lessee upon the terms and conditions hereinafter set forth the following described premises situate in the City of St. Louis, County of St. Louis, State of Missouri.

      All that part of premises of the said lessor as shown outlined red on the print hereto attached, marked Exhibit "A" dated August 12, 1976 and made a part hereof.

      SAVING AND RESERVING to Lessor the right to construct, maintain and operate a railroad track or tracks; to construct, maintain and use buildings or other structures for railroad purposes located or to be located upon any part of the above described premises not occupied by the buildings and structures hereinafter mentioned; to construct, maintain and use or to permit to be constructed, maintained and used by others any existing or additional pipe, telegraph, telephone or power transmission line upon over or beneath the said premises; to make any change in or any part thereof for railroad purposes; and further saving and reserving to Lessor the right to enter thereon for any one or more of such Purposes without payment to Lessee of any sum for damage of any nature which may be caused thereby.

      Lessee hereby leases said premises from Lessor for the term hereof subject to the covenants and promises following, which Lessee agrees to observe and perform, to-wit:

      1. Lessee shall use and occupy said premises for the sole and exclusive purpose of constructing, maintaining and operating thereon a non-exclusive roadway, overhead conveyors and rail-barge coal handling facility shown outlined red on said Exhibit "A" together with temporary roadway and construction area shown batched red on said Exhibit "A".

No other buildings, structures, additions, alterations or improvements shall be erected or made on the premises by Lessee or at the direction of Lessee, save with the express permission of Lessor in writing and at the sole cost of Lessee.

      2. Lessee shall pay annually, in advance, as rental for said premises the sum of Twelve thousand and no/100 Dollars ($12,000.00).

      3. Lessor reserves the right to change the rental stipulated herein at any time while this lease remains in effect.

      4. Lessee shall pay all taxes, license fees or other charges which may become due or which may be assessed against said premises, against Lessee, against the business conducted on said premises or against any and all improvements placed thereon during the term hereof, except special assessments for public improvements. Lessee shall reimburse Lessor for any such taxes, license fees or other charges which may be paid by Lessor promptly upon the presentation by Lessor or bills for the amount thereof, and in default of such reimbursement, all sums so paid by Lessor shall be deemed to be and shall be treated as additional rental and recoverable as such hereunder.

      In the event that the premises hereby demised, or any part thereof, shall be subject to any special assessment for any public-improvement or improvements. the rental herein reserved and stipulated to be paid by Lessee shall be automatically increased by an amount equal to [ ] per annum on the total amount of the assessment.

      5. Lessee shall not place or permit to be placed or to remain, any material, structure, pole or other obstruction within 8.5 feet laterally of the center line or within 23 feet vertically from the top of rail of any track located on or near said premises, provided that if by statute or order of competent public authority greater clearances shall be required than those provided for in this paragraph, then Lessee shall strictly comply with such statute or order.

      No building or structure erected on said premises shall have a swinging door or window opening towards any railroad track which, when open, will restrict the clearance to less than 8.5 feet from the center line of such track.

      Lessee shall not nor shall Lessee foster, sanction or permit others to operate any equipment, motor driven or otherwise, for the purpose of serving Lessee, upon, or across any railroad track located on or adjacent to the demised premises except at established crossings.

      Lessee agrees to indemnify and save harmless Lessor from all loss, damage, penalties, costs or judgments that may be assessed against or recovered from it on account of or in any manner arising or growing out of a violation of the provisions of this paragraph 5.

      6. Lessee, at Lessee's sole costs and expense, shall install and maintain adequate facilities for fire protection in all buildings and structures upon said premises. Lessee also, at Lessee's sole cost and expense, shall observe and comply with all the rules, regulations and orders of any duly constituted authority and of any board of fire underwriters having jurisdiction of said premises and all provisions of any fire insurance policy covering said premises.

      7. Lessee shall not permit the existence of any nuisance on said premises; shall maintain and keep the same in proper, clean, safe end sanitary condition and free and clear of any explosive, flammable or combustible material which would increase or tend to increase the risk of fire, except for such material as may be necessary to Lessee's business; and, further, Lessee shall keep, observe and comply with all federal, state and local regulations, ordinances and laws, and with the regulations of any duly constituted legal authority having jurisdiction of the premises, and at Lessee's sole cost shall make any and all improvements, alterations, repairs and additions and install all appliances required on said premises by or under any such regulations, ordinances or laws. Lessee shall not place or permit to be placed any advertising matter upon any part of said premises or upon any improvements thereon, except such as is necessary to advertise Lessee's own business.

      8. Lessee, at Lessee's sole cost and expense, shall keep the premises hereby demised in good condition and shall make all repairs and renewals that from time to time may be necessary to keep any improvement which may be located thereon in good condition and repair and ready and fit for occupancy; and on termination of this lease, either by expiration of the term hereof or by cancellation, or otherwise, shall surrender said demised premises in a condition satisfactory to Lessor and shall fill and level all excavations and remove and level all obstructions above ground at Lessee's sole cost and expense. In the event of Lessee's failure to do so, Lessor may do said work and Lessee shall reimburse Lessor for the cost end expense thereof.

      9. (a) It is understood by the parties that said premises are in dangerous proximity to the tracks of Lessor and that property on said premises will be in danger of injury or destruction by fire incident to the operation, maintenance or improvement of the railway, and Lessee accepts this lease subject to such dangers. It is therefore agreed, as one of the material considerations of this lease without which the same would not be granted, that Lessee assumes all risk of loss, damage or destruction by fire to buildings or contents or to any other property brought upon or in proximity to said premises by Lessee, or by any other person with the consent or knowledge of Lessee, without regard to whether such fire be the result of negligence or misconduct of any person in the employ or service of Lessor or of defective appliances, engines or machinery, except to the premises of Lessor and to rolling stock belonging to Lessor or to others, and to shipments of third parties in the course of transportation. Lessee hereby indemnifies and agrees to protect Lessor from all such loss, damage or destruction to property, including claims and causes of action asserted against Lessor by any insurer of said property.

      (b) Lessee also agrees to indemnify and hold harmless Lessor for loss, damage, injury or death from any set or omission of Lessee, Lessee's invitees, licensees, employees, or agents, to the person or property of the parties hereto and their employees, and to the person or property of any other person or corporation while on or near said premises; and if any claim or liability, other than from fire, shall arise from the joint or concurring negligence of both parties hereto, it shall be borne by them equally.

      10. It is agreed that the provisions of paragraphs 5 and 9 are for the equal protection of any other railroad company or companies heretofore or hereafter granted the joint use of Lessor's property, of which said premises are a part.

      11. (a) Without the written consent of Lessor. Lessee shall not assign this lease or any interest therein, or sublet, and no heir, executor, administrator, receiver, master, sheriff, trustee in bankruptcy, or other assignee by operation of law shall assign or sublet without such written consent.

      (b) In the event of assignment of this lease, Lessor, having no advice to the contrary, shall at such time credit all unearned rental hereunder to the assignee. Any other disposition of unearned rental will be made by Lessor only upon the joint written request of both Lessee and Lessee's assignee at the time of submitting said assignment to Lessor for its consent.

      12. Each and all of the cover and promises made by Lessee herein material considerations herefor, and upon the breach or non-performance by Lessee of any of the said covenants or promises, Lessor, at its option, may re-enter said premises, or any part thereof in the name of the whole, upon ten (10) days' written notice to Lessee, and may have, repossess and enjoy the same as of its former estate, and may terminate this lease and all rights hereby granted. A waiver by Lessor of a default shall not be deemed a waiver of any subsequent default of Lessee.

      13. Notwithstanding any requirement herein for payment of rental in advance for a period in excess of one month, it is further agreed that either party may terminate this lease at any time upon giving the other party not less than thirty (30) days' written notice of such termination; provided, however, that rent shall be paid by said Lessee to the date of termination fixed by said notice.

      14. Upon the date of termination of this lease by notice as aforesaid, or otherwise, Lessee shall surrender said premises to Lessor, and, if not in default hereunder, shall prior to date of termination remove from said premises all structures and property not belonging to Lessor and restore said premises to substantially their former state, and in case of failure so to do, any such structures and property shall become the property of Lessor, or Lessor may dismantle and remove the same and restore said premises to their former state at the expense of Lessee without incurring any liability therefor.

      15. All notices hereunder to be given by Lessor to Lessee may be effectually given by letter from Lessor or its agent or attorney forwarded by registered mail, postage prepaid, addressed to Lessee at Lessee's post office address above stated.

      16. All notices hereunder to be given by Lessee to Lessor may be effectually given by letter from Lessee or Lessee's agent or attorney forwarded by registered mail, postage prepaid, addressed to Lessor's Industrial and Real Estate Development Department at 176 East Fifth Street, St. Paul, Minnesota 55101.

      17. Nothing herein contained shall imply or import a covenant on the part of Lessor for quiet enjoyment.

      18. Any sum which under the provisions of this lease Lessee has agreed to pay shall constitute, when due and unpaid, a lien enforceable at law by Lessor upon any building, improvements or other property of Lessee located on said premises.

      19. Subject to the foregoing provisions, this lease and all of the covenants and promises thereof shall inure to the benefit of and be binding upon the parties hereto and their executors, administrators, successors and assigns.

      IN WITNESS WHEREOF, the parties have executed this lease, in duplicate, the day and year first hereinabove written.

In Presence of:                               BURLINGTON NORTHERN INC.

        /s/ [Illegible]                       By /s/ [Illegible]
-------------------------------               ----------------------------------
                                                  General Manager -- Lesses

_______________________________               ACRL WESTERN, INC.

/s/ Barbara J. Gravity                        By /s/ James N. White
-------------------------------               ----------------------------------
    BARBARA J. GRAVITY                               JAMES N. WHITE
_______________________________               Title Vice President

                                 LEASE AGREEMENT

      This agreement made and entered into as of the 12 day of June, 1985, by and between the City of St. Louis, a Municipal Corporation of the State of Missouri, hereinafter called Lessor, through its Mayor and Comptroller and American Commercial Terminals, Inc., a Delaware Corporation, hereinafter called Lessee, through its President and Assistant Secretary.

      WITNESSETH:

      1. That for and in consideration of the rents hereinafter reserved to be paid by the Lessee to the Lessor, and the mutual covenants and agreements herein contained, the Lessor hereby leases and lets to said Lessee an exclusive license to the following described mooring privileges to wit:

      Beginning at the center line of Holly Avenue and for a distance of 1400 feet upstream and 1000 feet downstream for a total of 2400 feet of mooring space. Further, the City grants an easement to the Lessee to cross over City property on both sides of the floodwall and including the installation of load up coveyor system and supports of the system. The conveyor system will cross the concrete floodwall at a point 200 feet north of the center line of Holly Avenue.

      It is further agreed that the Lessor will grant a license during the term of this lease to cross over City property on both sides of the floodwall for maintenance and construction purposes.

      It is further agreed that the Lessor grants the right of access through the nearest existing opening in the floodwall and along the area between the floodwall and the river including the right of access from such areas to the mooring cells.

      The Lessor grants mooring rights, including the right to install mooring cells and other related permanent improvements in the Mississippi River between the above described points.

      2. The term of this lease shall be for twenty-five (25) years beginning on the 12 day of June, 1985 and terminating on the 11 day of June, 2010.

      3. For the rights and privileges herein granted, the Lessee agrees to pay the Lessor an annual rental of Twenty-Two Thousand five Hundred Dollars ($22,500.00) ($9.375 per linear foot *2400 linear feet) payable at a rate of One Thousand Eight Hundred Seventy-five Dollars ($1,875.00) monthly in advance.

      4. The rents to be paid to the Lessor for the rights and privileges leased hereunder shall be subject to adjustments as provided by, and under the terms and conditions set forth in "APPENDIX A, STANDARD PROVISIONS, LEASES OF WHARF LAND AND MOORING," which is attached hereto and made a part hereof.

      5. The above described area shall be used only for the purpose of handling, loading and unloading bulk commodities between truck, railcar and barges. Bulk commodities shall mean coal, coke, grain, feed or other agricultural products, fertilizers and other similar fungible dry bulk commodities commonly carried on barge.

      6. In consideration of the granting of this lease the following considerations become part of the lease conditions.

      In the past, conversations have taken place between representatives of American Commercial Terminals, Inc. (ACT, fomerly ACBL Western, Inc. (ACBL), Burlington Northern (BN), and the City of St. Louis (City). One topic of particular discussion has been the approximately 70 acres, the site of the coal transfer facility, owned by ACT. The City has indicated its interest in reserving for future development that part of the property which lies south of the extension of Adelaide Avenue and ACT is willing to do so in consideration of the granting of a lease on certain adjacent riverfront property to be used in conjunction with its bulk commodity transfer facility.

      ACT hereby grants onto the City of St. Louis the following interests in said property lying south of the extension of Adelaide:

            (A) For a period of 10 years from the date hereof, the right to first refusal to acquire said property or to designate another party to acquire said property, provided that the purpose of acquisition is for industrial development on a firm basis. In such event, the party seeking to develop the property must have a firm construction contract acceptable to the City to permit completion and commencement of operation of the improvement within a reasonable time. ACT shall have the right to refuse to transfer the property for such purpose only if the proposed activity would compete with or would substantially interfere with ACT's operation of its bulk commodity transfer facility or with BN's rail common carrier activities.

            (B) The above mentioned right of first refusal shall lapse in the event that ACT shall indicate in writing to the City that ACT wishes to expand the capacity of its bulk commodity transfer facility by use of such property, or to otherwise develop such property, and if the City within 180 days thereafter does not exercise such right of first refusal. ACT may not, however, indicate such a desire to utilize such property until at least 3 years from date hereof.

            (C) In the event such right of first refusal is exercised, the transferee shall pay to ACT for such property the prorated per acre price paid By ACT for the entire tract plus an interest charge from the date July 1, 1975, until the date of transfer. The interest charge shall be calculated (1) by applying the prime interest rate charged by Chase Manhattan Bank on a monthly basis, plus 1/2 of it, or (2) at a rate of 10% per annum, whichever is less.

      7. The following shall be added after the first sentence of Paragraph 5 of Appendix A hereto; "The term "cure" as used herein with respect to providing the Lessee ninety days of the notice of any default other than non-payment in which to cure such default, shall mean prompt institution of all proceedings and actions necessary to accomplish such cure and the diligent pursuit thereof. The Lessor shall take no action to cancel such lease rights based upon such a default other than for non-payment so long as all proceedings and actions necessary to such a cure have been and are promptly instituted and diligently pursued; provided that in no event, other than due to an occurrence of an act of God or other event outside of the control of Lessee, shall such cure period be for longer than 180 days after such notice."

      8. The following shall be added at the end of Paragraph 9 of Appendix A hereto: "In the event the Lessor should exercise its rights under Paragraphs 8 and 9 of Appendix A, it is the intent of the Lessor and the Lessor will make every effort to provide to Lessee or its approved successor, an appropriate and acceptable site for mooring vessels if desired by Lessee consistent with any leases or other agreements which may be in effect at that time. The Lessor recognizes the magnitude of the investment made by Lessee and the vital significance of Lessee's location hereunder as a part of its business."

      9. The following shall be added at the end of Paragraph 13 of Appendix hereto: "Notwithstanding the foregoing, the Lessee is hereby authorized to assign the lease or sublease the property leased hereby to the Bi-State Development Agency of the Missouri-Illinois Metropolitan District ("Bi-State") and for Bi-State to assign or sublease said property back to Lessee, including pursuant to the lease between Lessee and Bi-State dated June 30, 1980 and the sublease agreement between Bi-State and Lessee dated as of June 30, 1980, all in connection with the $23,000,000 aggregate principal amount of district Terminal Facilities revenue Bonds (American Commercial Terminals, Inc., Project), Series 1980 of Bi-State issued on or about June 30, 1980 and any refunding bonds issued to pay off all or a portion of said bonds hereafter. Any approved assignee or sublease is granted rights of notice and cure of default in addition to, and to the same extent as, the Lessee hereunder."

      10. The second sub-paragraph of Paragraph 14 of Appendix A is hereby deleted and the following is substituted therefor: "Sale of all or substantially all of the assets of the Lessee other than to or by Bi-State or the trustee for the bondholder in connection with the bond issue or any refunding bond issue referred to in Paragraph 7 of this lease, or transfer of the lease by the Lessee, without Board of Public Service and Port Commission approval makes this lease subject to cancellation at the option of the Lessor."

      11. All other matters governing this lease as well as rents are set forth in "Appendix A".

LESSEE: AMERICAN COMMERCIAL                 LESSORS: CITY OF
        TERMINALS, INC.                              ST. LOUIS, MO.

By: /s/ [ILLEGIBLE]                         By: /s/ [ILLEGIBLE]
    ----------------------------                -----------------------------
          President                                    Mayor

                                            By: /s/ [ILLEGIBLE]
                                                -----------------------------
ATTEST:                                                Comptroller

                                            ATTEST:

By: /s/ [ILLEGIBLE]                         By: /s/ [ILLEGIBLE]
    ----------------------------                -----------------------------
    Assistant Secretary                                City Register

                   THE FOREGOING WAS APPROVED AS TO FORM ONLY

                                 /s/ [ILLEGIBLE]
                         ------------------------------
                             Deputy City Counselor

STATE OF MISSOURI  )
                   ) SS.
CITY OF ST. LOUIS  )

      On this 12th day of June, 1985, before me appeared Vincent C. Sehoenehl, Jr., and Paul M. Berra, to me personally known, who being by the duly sworn did say that they are the Mayor and the Comptroller of the City of St. Louis and that they are authorized to execute this lease agreement on behalf of the City of St. Louis under the authority of ordinance No. 59328 end acknowledge said instrument to be the free act and deed of the City of St. Louis.

                                        COMPTROLLER'S OFFICE
                                        DOCUMENT NUMBER 6120

      IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed my seal in the City and State of aforesaid the day and year first above written.

                                       /s/ Richard C. Hart
                                       -------------------
                                       Notary Public

STATE OF INDIANA )                                   RICHARD C. HART
                 ) SS.                       NOTARY PUBLIC STATE OF MISSOURI
COUNTY OP CLARK  )                                    MISSOURI CITY
                                            MY COMMISSION EXPIRES JUNE 6, 1987

      On this 17 day of May, 1985, before me a Notary Public in and for the County of Clark appeared D. Ray Miller, who being by me sworn did say that he is President of American Commercial Terminals, Inc., and that the seal affixed to the foregoing instrument is the corporation seal of said corporation, and that said instrument was signed and sealed in behalf of said corporation by authority of its Board of Directors and said President acknowledged said instrument to be the free act and deed of said Corporation.

      IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal in the County of Clark, State of Indiana the day and year first above written.

                                        /s/ Gaye Decker
                                        -----------------------------------
                                        Notary Public - Gaye Decker
                                        Resident of Clark County, IN

      My commission expires: 1/6/88.

                                  APPENDIX "A"
                               STANDARD PROVISIONS
                     LEASES OF WHARF LAND AND MOORING RIGHTS

      1. The base rate of $ .09375 per square foot of land and $9.375 per linear foot of mooring may be adjusted at five year intervals beginning January 1, 1984 upon recommendation of the Port Commission and approval of the Board of Public Service. No such recommendation may be made by the port Commission unless within 180 days before January 1, on which the adjusted rates are to become effective, the Port Commission shall conduct a public hearing with due notice to the public and to the users of City owned land and mooring rights. The maximum adjustment which can be recommended and approved shall be 25% of the base rates set out in the first sentence of this section. Each adjustment shall be added to the base rate plus any previous adjustments and the resultant rate shall be called the current adjusted base rate. If the recommended adjustment to the base rate by the Board of Public Service is in excess of 15%, the recommended raise of rate shall be approved by resolution of the Board of Aldermen. If the Board of Aldermen fails to act before the effective date of the rate, the rate then shall be automatically adjusted by 15%.

      2. The above mooring area or leased parcel shall be used by Lessee only for purposes consistent with the lawful use of said area. Structures or major alterations shall be made in accordance with plans and specifications approved by Lessor through the Board of Public Service. Upon the expiration, termination, or cancellation of the lease agreement, the Lessee shall remove all and any vessels, boats, watercraft or other practical movable structures from the mooring, without expense to the Lessor, unless authorised by Section
Eleven (11). In the event said vessels, boats, watercraft or other practical movable structures are not removed within ninety (90) days after receipt of notice by the Lessee, the Lessor may take possession of said vessels, boats, watercrafts or other practical movable structures or may cause same to be removed at the expense of the Lessee.

      Written notice when required shall be deemed to be sufficient and delivered when deposited in the certified U.S. Mail and sent to Lessee's last known address.

      3. During the term of this lease or renewal or extension thereof, the Lessee agrees to abide by all City Ordinances, State Laws, Federal Laws, Coast Guard, Corps of Engineers and any other properly applicable governmental regulatory requirements and to call to the attention of the proper enforcement authorities, any violation thereof by others on the leased premises of which lessor has actual knowledge. Failure to do so on the part of the Lessee shall be considered a breach of this contract.

      4. Lessee agrees to hold Lessor harmless for all limits of liability and to defend the Lessor from any and all claims for injuries or damages resulting from or rising out of Lessee's use of the leased premises or mooring area described herein; and that it will at all times during the term of this lease at its own cost, and for the benefit of the City, protect the City with Public Liability and Property Damage Insurance, issued in the name of Lessee and naming the City of St. Louis and Port Authority as named insured, covering each person up to $500,000 with an overall limit as to all persons for each accident of $1,000,000 and $1,000,000 for property damage, approved by the City Counselor as to form and by the Comptroller as to surety and reserving the right of recovery by the City in the event of damage to City owned property, which shall be filed with the Port Authority and the Comptroller's Office before the lease is issued. Said insurance coverage must be maintained during the life of this lease, and any renewal or extension thereof.

      Included in the insurance policy shall be coverage requiring immediate removal of the vessel when the vessel is damaged or sunken from any cause whatsoever. This clause shall be expressed as a specific warranty by the insurance company regardless of cause.

      The Lessee shall notify or cause the insurance company to notify the Controller's office of the renewal of said insurance or cancellation of same. Failure to do so shall be considered a breach of this lease.

      5. Upon the nonpayment of said rent at the time when the same becomes due, or upon the nonperformance by the Lessee of any of the substantive covenants hereinbefore or hereinafter mentioned, or those specifically covered herein, the Lessor, at its election may terminate this lease, provided that the Lessee shall, after notice of nonpayment or default, have thirty (30) days to cure any such nonpayment and ninety (90) days to cure any other default. The failure and omission of the Lessor to declare this lease forfeited upon the default of said Lessee in the payment of said rents as the same become due, or the nonperformance of any of the substantive covenants to be performed by the Lessee, shall not operate to bar, abridge, or destroy the right of the Lessor to declare this lease null and void upon any subsequent breach, forfeiture or cause therefore by the Lessee.

      6. Lessee agrees to pay ad valorem taxes on boats, vessels, aircraft or watercraft and on operation of same that may be moored on said leased area or any operations within said leased area, including all other owned property and equipment, and it is agreed that the Lessee will not deny the authority of the proper assessing agency to assess ad valorem taxes on said improvements. The Lessee reserves the right to question the amount of such assessment in any court of competent jurisdiction or other tribunal established by law to correct the valuation of the property on which the assessment of such tax is based. Failure to do so shall be considered a breach of the terms of this lease. All boats and barges engaged in interstate commerce shall be exempt.

      7. If the Lessee remains in possession of the leased premises after the expiration of the terms for which it is leased and the Lessee pays rent and the Lessor accepts said rent, such possession shall be construed as creating a month-to-month tenancy and not a renewal or extention of this lease but such month-to-month tenancy shall not continue for more than one (1) year.

      8. The Lessor reserves the right to modify, amend, or cancel said lease as set forth in paragraph 9 hereof in the event the premises are needed for right-of-way, sewer or Floodwall construction purposes or any other municipal purposes or uses. Municipal purposes or uses shall include economic development in the Port District, but shall exclude any proposed use or purpose directly or indirectly relating to the fleeting of barges. Meeting of barges is defined as the temporary mooring or storage of barges regardless of duration, for redeployment to a river tow or to a dock.

      9. In the event that any portion of the leased parcel or mooring area shall be needed for any municipal purpose, subject to the same exclusion set forth in paragraph 8 above, sever, right-of-way, Floodwall or Floodwall construction, as set forth in paragraph 8 hereof, the Lessor shall have the right to modify, amend, or cancel this lease upon one (1) year's written notice thereof to Lessee and eliminate such portion of the leased or mooring area as shall be needed for such purpose. In such event, it is agreed and understood by Lessee that no claim or action for damages or other compensation shall arise or be allowed by reason of such termination or modification. Written notice when required shall be deemed to be sufficient and delivered when deposited in the Certified U.S. Mail and sent to Lessee's last known address.

      10. If this lease is amended or modified under the provisions of Sections Eight (8) or Nine (9), the current rent shall be adjusted in direct proportion to the change made in the leased area. If the remaining area is not suit-able to the Lessee, Lessee shall have the right to terminate this lease without penalty by written notice within 90 days after receipt of the notice to amend provided by Section Nine (9).

      11. In the event this lease is cancelled, modified or amended under the provisions of Sections Eight (8) or Nine (9), the Lessor shall cause the Lessee to be reimbursed for the undepreciated cost of the capital improvements (not removable) the Lessee has made and paid for and not prorated to the Lessee's customer or paid for by Lessee's customer. Such capital improvement being only those which have been made pursuant to the written approval of the Board of Public Service and those improvements in place on the date hereof whether or not approved by said Board. It is agreed and understood that the term capital improvements shall not include wharf boats, vessels or other floating or trans-ferable stationary improvements. Such reimbursement shall be made by or as a part of the cost of the intended new use. Reimbursement will not be based on anticipated profits, and no funds from general revenue shall be used for this purpose.

      In the event that the rate for service to the customer has been increased to cover the cost of the capital improvements, this accumulated increased cost shall be deducted before the undepreciated cost of the capital improvements is determined.

      12. The Lessee shall have the right to terminate this lease upon service of one (1) year's written notice and the payment of an additional one (1) year's rental which shall accompany such notice. The payment of the additional year's rental shall not relieve Lessee of the obligation to pay the current year's rental as provided herein.

      13. Any sublease or assignment of this lease, change in corporate structure, or any rights thereunder, shall be valid only with the approval of the Board of Public Service of the City of St. Louis and the Port Commission. If approved, all parts of this lease are binding on sublessor or assigns.

      14. This lease may be cancelled at the option of the City if, at any time during the term of this lease, the person or persons who on the date of execution of this lease own or owns a majority of the Lessee's voting shares of stock, ceases or cease to own majority of such shares, except as the result of transfer(s) by gift or inheritance, or public work offering pursuant to the Securities and Exchange Act of 1934, as amended, or merger into or consolidation with another corporation.

      Sale of a portion or all of the assets of the Lessee, or sale or transfer of the lease by the Lessee, without Board of Public Service and Port Commission approval makes this lease subject to cancellation at the option of the City.

      If sale, transfer or assignment of Lessee's stock is approved, all parts of this lease are binding on the purchaser, transferee or assignee.

      15. The Lessee agrees not to erect any barrier, fence or supporting Structures or store any materials on the Floodwall itself or twenty-five (25) feet on either side of the Floodwall.

      16. Any delinquent payment shall bear interest from the date due at prime rate plus two (2%) percent. Prime rate shall be that average rate as established by Mercantile Trust, Boatmen's Bank and Centerre National Bank of the City of St. Louis.

      17. The Lessee shall not store any garbage or trash on the Wharf or mooring area, but must keep the area neat and free of all trash and rubble. Further, the Lessee shall prohibit and enforce the ruling that no trash or articles of any sort shall be thrown overboard or into the river. The Lessee shall enforce this clause on any craft or vehicle servicing the Lessee. Failure to do shall be considered a breach of this contract.

      The Lessee shall have responsibility for the house-keeping on the Improved Wharf immediately in front of the mooring area. Failure to maintain this area as required by this lease and all other City ordinances when directed by the Board of Public Service with the approval of the Port Commission shall result in the cancellation of this lease.

      18. Upon execution of this lease, the Lessee shall, at his own expense, have this lease recorded by the City's Recorder of Deeds and have the Register make a microfilm of the lease.

      19. AFFIRMATIVE ACTION PROGRAM TO INSURE NON-DISCRIMINATION AND FAIR EMPLOYMENT PRACTICES.

      Lessee agrees that in performing under this contract neither it nor anyone under his control will permit discrimination against any employee, worker, or applicant for employment because of race, creed, color, religion, national origin or ancestry, sex, age, handicap, or veteran's status.

      If Lessee is unable to conform to the approved positive employment program submitted to determine eligibility under the fair employment practice provisions of the City code, Lessee will notify the Civil Rights Enforcement Agency, Civil Courts Building, St. Louis, Missouri, to determine steps to be taken by the Lessee to achieve the provisions of the City's program.

      20. After expiration of this lease and the Lessee operates on a month-to-month basis, all articles of the lease continue to apply for one year only.

      21. Annually, the Lessee must present to the Port Commission a marine survey of the safety of the facilities operated by them.

      22. All vessels must be moored in line parallel to the Floodwall and there shall be no mooring in such number as to violate any applicable permits obtained by Lessee from the U.S. Corps of Engineers without approval of the Board of Public Service and the Port Commission.

      23. No auxiliary craft shall be moored to any craft covered by this lease except for public safety reasons and maintenance. Maintenance craft may be moored during the period Maintenance is taking place.

      24. Other than as to installations in existence on the date hereof which shall not be subject to the requirements set forth herein, after notice to the Board of Public Service and the Fort Authority, Lessee shall have the right to install, or modify the installation or use of, deadmen and mooring cells on the bank adjacent to Lessee's mooring area in accordance with plans and specifications approved by a licensed Marine engineer for such Installation, or modification of the Installation or use thereof. Lessee must obtain the proper permits from the City, State and Federal regulatory agencies. Lessee shall have the right to Ingress and egress to the mooring facilities over the land between the Floodwall and the mooring area leased herein.

      25. This lease in its entirety covers all the covenants and agreements between the Lessor and Lessee and can only be changed, renewed, or extended in writing signed by the Lessor and Lessee and approved by the Port Commission and Board of Public Service, when authorized by an Ordinance enacted for that purpose. The lease of Wharf property may not be extended to cover a period of time exceeding a total of 25 years as provided by Article I, Section 1(16), City Charter.

      26. The terms and conditions of this lease shall be binding on Lessee's heirs, successors or assigns.

                             SECRETARY'S CERTIFICATE

      MICHAEL A. KHOURI, being first duly sworn upon his oath, states that he is the ASSISTANT SECRETARY of AMERICAN COMMERCIAL TERMINALS, INC., a Delaware corporation; Chat in such capacity he has the care, custody and control of the corporate records of such corporation, including the Articles of Incorporation, Bylaws, Minutes and Corporate Seal; that D. RAY MILLER is PRESIDENT of said corporation and in such capacity is duly authorized to execute contracts, bills-of-sale, deeds and documents necessary to operate and conduct the business and affairs of the corporation; and that the following is a true and correct impression of the corporate seal of said corporation.

                                                /s/ Michael A. Khouri
                                                -------------------------------
                                                MICHAEL A. KHOURI

(SEAL)

DATED: May 17, 1985

      Before me, a Notary Public in and for Clark County, Indiana, personally appeared MICHAEL A. KHOURI, who acknowl-edged the foregoing as his free act and deed and as the duly authorized act and deed of the above-named corporation.

                                                /s/ Gaye Decker
                                                -------------------------------
                                                Notary Public - Gaye Decker
                                                Resident of Clark County, IN

My commission expires: January 6, 1988.